UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

February 10, 2026

Date of Report (Date of earliest event reported)

IMMERSION CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-38334	94-3180138
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

2999 N.E. 191st Street, Suite 610, Aventura, FL 33180

(Address of principal executive offices and zip code)

(408) 467-1900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IMMR	The Nasdaq Global Market
Series C Junior Participating Preferred Stock Purchase Rights

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 10, 2026, Immersion Corporation (the “Company” or “Immersion”) received a Staff Determination Letter from the Nasdaq Listing Qualifications Staff (the “Staff”) based on the Company’s non-compliance with Nasdaq Listing Rule 5250(c)(1) (the “Filing Rule”), as previously notified by the Staff on August 20, 2025, September 29, 2025 and December 23, 2025. The basis for the Staff Determination Letter is that the Company has not yet filed its Quarterly Reports on Form 10-Q for the fiscal quarters ended July 31, 2025 and October 31, 2025, and its Annual Report on Form 10-K for the fiscal year ended April 30, 2025 (collectively, the “Delayed Reports”), with the Securities and Exchange Commission (the “SEC”).

As previously reported on the Company’s Notification of Late Filings on Form 12b-25, filed with the SEC on July 30, 2025, September 16, 2025 and December 16, 2025, Immersion and Barnes & Noble Education, Inc. (“BNED”), a consolidated subsidiary of the Company, were conducting audit committee investigations that will result in the restatement of previously-issued financial information (the “Restatement”). As a result of the investigations by the Immersion and BNED audit committees and the Company’s work with respect to the Restatement, management was unable to complete the Company’s financial reporting process and preparation of its financial statements for the fiscal quarters ended July 31, 2025 and October 31, 2025, and the fiscal year ended April 30, 2025. The Company is working diligently to complete the necessary work to file the Delayed Reports as soon as practicable to regain compliance with the Filing Rule.

The Staff Determination Letter noted that, upon further review, the Company did not meet the terms of the exception on February 9, 2026 granted by the Staff to regain compliance with the Filing Rule.

The Staff Determination Letter has no immediate effect and will not immediately result in the suspension of trading or delisting of the Company’s securities. The Staff Determination Letter notified the Company that it may request a hearing before a Nasdaq Hearings Panel (“Hearings Panel”), pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. A request for a hearing regarding one or more delinquent filings will automatically stay the suspension of the Company’s securities for a period of 15 calendar days from the date of the hearing request. The Company may also request a stay of the suspension, pending the hearing, when we request the hearing. Hearings are typically scheduled to occur approximately 30-45 days after the date of the hearing request. The Company intends to timely submit a request for a hearing, including a request for an extended stay pending the hearing and the Hearings Panel’s decision. There can be no assurance that the Hearings Panel will grant any of the Company’s requests for additional time.

Item 7.01 Regulation FD Disclosure.

On February 13, 2026, the Company issued a press release related to the information described in Item 3.01 above. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information furnished pursuant to this Item 7.01 (including Exhibit 99.1 hereto), shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

Certain statements made in this report constitute forward-looking statements within the meaning of the federal securities laws. All statements contained in this report that do not relate to matters of historical fact should be considered forward-looking statements. For example, forward-looking statements include, without limitation, statements regarding the Company’s anticipated filing of its Delayed Reports. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees and are subject to risks described from time to time in the Company’s periodic filings with the SEC. The forward-looking statements included in this report are made only as of the date of this report, and, unless otherwise required by applicable law, the Company assumes no obligation to update any forward-looking statements, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d)
Exhibits.

No.	Description
99.1	Press Release, dated February 13, 2026.
104	Cover Page Interactive Data (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMERSION CORPORATION

Date:	February 13, 2025	By:	/s/ J. Michael Dodson
		Name:	J. Michael Dodson
		Title:	Chief Financial Officer